NEWS RELEASE
FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2011 FIRST QUARTER RESULTS
     CHICAGO, April 21 - GATX Corporation (NYSE:GMT) today reported 2011 first quarter net income of $19.9 million or $.42 per diluted share, compared to net income of $18.7 million or $.40 per diluted share in the first quarter of 2010. The 2011 first quarter results include positive after-tax fair-value adjustments of $6.4 million or $.14 per diluted share related to certain interest rate swaps at GATX’s European rail affiliate, AAE Cargo (“AAE”), and the 2010 first quarter results include negative after-tax fair-value adjustments of $0.8 million or $.02 per diluted share related to the AAE interest rate swaps.
     Brian A. Kenney, president and chief executive officer of GATX, stated, “As we expected entering 2011, rail market conditions continue to improve. In North America, fleet utilization increased to 97.8%, compared to 97.4% in the prior quarter. As the number of idle railcars in the industry continues to decline, our commercial team is focused on improving lease rates. These efforts are reflected in GATX’s Lease Price Index (“LPI”), which improved to negative 0.5% during the quarter. In March, we also ordered 12,500 new railcars that will deliver over a five-year period. Coupled with the sizable existing railcar investments made in the last two years, this order enables us to serve our customers with attractively priced, high quality railcars.
     “In Specialty, certain of our marine joint ventures continue to experience challenging market conditions, while our aircraft engine leasing joint venture with Rolls-Royce is performing well. American Steamship Company (“ASC”) started its sailing season in recent weeks and based on early demand indications, we continue to expect similar operating results in 2011 as in 2010.”
     Mr. Kenney concluded, “Overall, the first quarter operating environment and financial results were consistent with our expectations. Therefore, our 2011 full-year earnings estimate remains unchanged at $1.70 — $1.80 per diluted share, excluding the impact of the AAE interest rate swaps as noted above.”
RAIL
     Rail segment profit was $51.6 million in the first quarter of 2011, compared to $49.3 million in the first quarter of 2010. The first quarter 2011 and 2010 results include positive pre-tax adjustments of $7.2 million and negative pre-tax adjustments of $0.9 million, respectively, related to the change in fair-value of interest rate swaps at AAE.
     At March 31, 2011, Rail’s wholly-owned North American fleet totaled approximately 110,000 cars, and fleet utilization was 97.8% compared to 97.4% at year end and 96.0% at March 31,

2010. The market is showing signs of tightening as carloadings continue to improve and idle railcar capacity in the industry continues to decline significantly. GATX’s LPI was negative 0.5% in the first quarter, compared to negative 14.0% in the fourth quarter of 2010 and negative 15.2% in the prior year period. The average lease renewal term for cars in the LPI was 41 months compared to 36 months in the 2010 fourth quarter and 31 months in the prior year period.
     The European wholly-owned tank car fleet totaled approximately 21,000 cars and utilization was 95.8% compared to 95.7% at year end and 94.4% at March 31, 2010.
     Additional current and historical fleet and operating data as well as macroeconomic data related to Rail’s business can be found on the last page of this press release.
SPECIALTY
     Specialty reported segment profit of $10.7 million in the first quarter of 2011 compared to $12.1 million in the prior year period. The decline was due to modestly lower asset remarketing income.
     The Specialty portfolio currently consists of approximately $763.6 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling approximately $226.7 million.
AMERICAN STEAMSHIP COMPANY
     American Steamship Company reported segment profit of $0.8 million in the first quarter of 2011 compared to $0.4 million in the first quarter 2010. ASC’s vessels are in winter lay up from January through late March and therefore first quarter operational activity is very limited.
COMPANY DESCRIPTION
     GATX Corporation (NYSE:GMT) provides leasing and related services to customers operating rail, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2011 first quarter results. Teleconference details are as follows:

Thursday, April 21 11:00 A.M. Eastern Time
Domestic Dial-In:	1-888-282-4591
International Dial-In:	1-719-325-2170
Replay: 1- 888-203-1112 / Access Code: 9625671
Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.
FORWARD-LOOKING STATEMENTS
This document contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” or other words and terms of similar meaning. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K for the year ended December 31, 2010 and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, general economic, market, regulatory and political conditions in the rail, marine, industrial and other industries served by GATX and its customers; lease rates, utilization levels and operating costs in GATX’s primary operating segments; conditions in the capital markets; changes in GATX’s credit ratings and financing costs; regulatory rulings that may impact the economic value and operating costs of assets; costs associated with maintenance initiatives; competitive factors in GATX’s primary markets including lease pricing and asset availability; operational and financial risks associated with long-term railcar purchase commitments; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; the opportunity for remarketing income; and the outcome of pending or threatened litigation. Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.
FOR FURTHER INFORMATION CONTACT:
Jennifer Van Aken
Director, Investor Relations
GATX Corporation
312-621-6689
jennifer.vanaken@gatx.com
Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
(04/21/11)
—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)

	Three Months Ended
	March 31
	2011	2010
Gross Income
Lease income	$224.8	$221.2
Marine operating revenue	11.1	8.3
Asset remarketing income	8.9	14.4
Other income	20.2	19.7

Revenues	265.0	263.6
Share of affiliates’ earnings	17.1	18.3

Total Gross Income	282.1	281.9

Ownership Costs
Depreciation	52.3	51.7
Interest expense, net	42.9	42.6
Operating lease expense	34.6	34.6

Total Ownership Costs	129.8	128.9

Other Costs and Expenses
Maintenance expense	69.3	67.8
Marine operating expense	8.9	6.4
Selling, general and administrative	36.4	33.5
Other	11.9	19.0

Total Other Costs and Expenses	126.5	126.7

Income before Income Taxes	25.8	26.3
Income Taxes	5.9	7.6

Net Income	$19.9	$18.7

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)
(Continued)

	Three Months Ended
	March 31
	2011	2010
Per Share Data

Basic	$0.43	$0.41

Average number of common shares (in millions)	46.3	46.0

Diluted	$0.42	$0.40

Average number of common shares and common share equivalents (in millions)	47.0	47.5

Dividends declared per common share	$0.29	$0.28

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	March 31	December 31
	2011	2010
Assets

Cash and Cash Equivalents	$53.9	$78.5
Restricted Cash	54.7	56.6

Receivables
Rent and other receivables	63.6	71.1
Finance leases	333.8	347.7
Less: allowance for possible losses	(11.6)	(11.6)

	385.8	407.2

Operating Assets and Facilities
Rail	5,593.4	5,513.6
Specialty	288.8	280.8
ASC	394.2	389.1
Less: allowance for depreciation	(2,086.7)	(2,049.7)

	4,189.7	4,133.8

Investments in Affiliated Companies	524.6	486.1
Goodwill	96.7	92.7
Other Assets	193.3	187.5

Total Assets	$5,498.7	$5,442.4

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$126.4	$114.6

Debt
Commercial paper and borrowings under bank credit facilities	175.8	115.6
Recourse	2,810.6	2,801.8
Nonrecourse	193.1	217.2
Capital lease obligations	40.6	41.9

	3,220.1	3,176.5

Deferred Income Taxes	759.0	750.6
Other Liabilities	239.5	287.0

Total Liabilities	4,345.0	4,328.7
Total Shareholders’ Equity	1,153.7	1,113.7

Total Liabilities and Shareholders’ Equity	$5,498.7	$5,442.4

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2011
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$209.4	$14.4	$1.0	$—	$224.8
Marine operating revenue	—	—	11.1	—	11.1
Asset remarketing income	7.6	1.3	—	—	8.9
Other income	19.8	0.2	—	0.2	20.2

Revenues	236.8	15.9	12.1	0.2	265.0
Share of affiliates’ earnings	7.1	10.0	—	—	17.1

Total Gross Income	243.9	25.9	12.1	0.2	282.1

Ownership Costs
Depreciation	47.9	4.4	—	—	52.3
Interest expense, net	32.7	7.1	2.0	1.1	42.9
Operating lease expense	34.4	0.3	—	(0.1)	34.6

Total Ownership Costs	115.0	11.8	2.0	1.0	129.8

Other Costs and Expenses
Maintenance expense	68.9	—	0.4	—	69.3
Marine operating expense	—	—	8.9	—	8.9
Other	8.4	3.4	—	0.1	11.9

Total Other Costs and Expenses	77.3	3.4	9.3	0.1	90.1

Segment Profit (Loss)	$51.6	$10.7	$0.8	$(0.9)	62.2

Selling, general and administrative					36.4

Income before Income Taxes					25.8
Income Taxes					5.9

Net Income					$19.9

Selected Data:

Investment Volume	$53.9	$36.4	$5.2	$0.7	$96.2

Asset Remarketing Income:
Disposition gains on owned assets	7.6	0.2	—	—	7.8
Residual sharing income	—	1.1	—	—	1.1

Total Asset Remarketing Income	$7.6	$1.3	$—	$—	$8.9

Scrapping Gains (a)	$6.6	—	—	—	$6.6

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2010
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$204.9	$15.3	$1.0	$—	$221.2
Marine operating revenue	—	—	8.3	—	8.3
Asset remarketing income	12.5	1.9	—	—	14.4
Other income	19.3	0.2	—	0.2	19.7

Revenues	236.7	17.4	9.3	0.2	263.6
Share of affiliates’ earnings	8.6	9.7	—	—	18.3

Total Gross Income	245.3	27.1	9.3	0.2	281.9

Ownership Costs
Depreciation	47.6	4.1	—	—	51.7
Interest expense, net	31.7	6.8	2.1	2.0	42.6
Operating lease expense	34.4	0.3	—	(0.1)	34.6

Total Ownership Costs	113.7	11.2	2.1	1.9	128.9

Other Costs and Expenses
Maintenance expense	67.4	—	0.4	—	67.8
Marine operating expense	—	—	6.4	—	6.4
Other	14.9	3.8	—	0.3	19.0

Total Other Costs and Expenses	82.3	3.8	6.8	0.3	93.2

Segment Profit (Loss)	$49.3	$12.1	$0.4	$(2.0)	59.8

Selling, general and administrative					33.5

Income before Income Taxes					26.3
Income Taxes					7.6

Net Income					$18.7

Selected Data:

Investment Volume	$48.1	$19.6	$1.6	$0.9	$70.2

Asset Remarketing Income:
Disposition gains on owned assets	12.5	0.5	—	—	13.0
Residual sharing income	—	1.4	—	—	1.4

Total Asset Remarketing Income	$12.5	$1.9	$—	$—	$14.4

Scrapping Gains (a)	$4.1	—	—	—	$4.1

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In Millions, Except Leverage)

	3/31/2010	6/30/2010	9/30/2010	12/31/2010	3/31/2011
Assets by Segment (includes off-balance sheet assets)
Rail	$4,998.1	$4,899.7	$4,978.0	$5,189.9	$5,185.8
Specialty	693.8	691.5	713.8	728.1	755.5
ASC	260.3	285.5	274.3	271.1	269.1
Other	90.3	89.5	94.7	89.7	82.7

Total Assets, Excluding Cash	$6,042.5	$5,966.2	$6,060.8	$6,278.8	$6,293.1

Non-performing Investments	$17.8	$17.4	$17.1	$16.7	$16.5

Capital Structure
Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash	$(132.4)	$72.0	$48.4	$37.1	$121.9
On Balance Sheet Recourse Debt	2,764.1	2,515.3	2,534.6	2,801.8	2,810.6
On Balance Sheet Nonrecourse Debt	226.9	225.2	222.7	217.2	193.1
Off Balance Sheet Recourse Debt	742.6	746.3	787.4	782.8	718.3
Off Balance Sheet Nonrecourse Debt	200.3	197.8	195.5	188.7	184.7
Capital Lease Obligations	53.4	52.0	50.3	41.9	40.6

Total Borrowings, Net of Unrestricted Cash	$3,854.9	$3,808.6	$3,838.9	$4,069.5	$4,069.2

Total Recourse Debt (a)	$3,427.7	$3,385.6	$3,420.7	$3,663.6	$3,691.4
Shareholders’ Equity	$1,096.2	$1,044.9	$1,098.6	$1,113.7	$1,153.7
Recourse Leverage	3.1	3.2	3.1	3.3	3.2

(a)	Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse

+	Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash

(b)	Recourse Leverage = Total Recourse Debt / Shareholders’ Equity

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	3/31/2010	6/30/2010	9/30/2010	12/31/2010	3/31/2011
North American Rail Statistics (wholly-owned fleet)
Lease Price Index (LPI) (a)
Average Renewal Lease Rate Change	-15.2%	-18.6%	-15.7%	-14.0%	-0.5%
Average Renewal Term (months)	31	36	36	36	41

Fleet Rollforward
Beginning Balance	110,870	108,918	108,626	108,800	111,389
Cars Added	346	434	1,189	3,479	175
Cars Scrapped	(1,026)	(726)	(917)	(870)	(963)
Cars Sold	(1,272)	—	(98)	(20)	(821)
Ending Balance	108,918	108,626	108,800	111,389	109,780
Utilization	96.0%	96.5%	96.8%	97.4%	97.8%

GATX Rail Europe Statistics (wholly-owned fleet)
Fleet Rollforward
Beginning Balance	20,033	20,321	20,302	20,226	20,432
Cars Added	288	15	61	298	109
Cars Scrapped/Sold	—	(34)	(137)	(92)	(17)
Ending Balance	20,321	20,302	20,226	20,432	20,524
Utilization	94.4%	94.4%	95.3%	95.7%	95.8%

Rail Industry Statistics
Manufacturing Capacity Utilization Index (b)	72.8%	74.2%	75.3%	76.8%	77.4%
Year-over-year Change in U.S. Carloadings (total, excl. intermodal) (c)	2.2%	7.8%	7.2%	7.3%	5.1%
Year-over-year Change in U.S. Carloadings (chemical) (c)	13.5%	12.8%	10.2%	9.6%	7.0%
Year-over-year Change in U.S. Carloadings (petroleum products) (c)	2.0%	4.9%	4.9%	5.9%	9.6%
Production Backlog at Railcar Manufacturers (d)	12,990	14,930	19,267	22,658	n/a (e)

American Steamship Company (ASC) Statistics
Total Net Tons Carried (millions)	1.3	8.3	9.9	8.5	1.2

(a)	LPI is an internally generated business indicator that measures general lease rate pricing on renewals within GATX’s North American rail fleet. The index reflects the weighted average lease rate for a select group of railcar types that GATX believes to be representative of its overall North American fleet. The LPI measures the percentage change between the weighted average renewal lease rate and the weighted average expiring lease rate. Average renewal term reflects the weighted average renewal lease term in months.

(b)	As reported and revised by the Federal Reserve

(c)	As reported by the Association of American Railroads (AAR)

(d)	As reported by the Railway Supply Institute (RSI)

(e)	n/a = not available; not published by the RSI as of the date of this release.